   M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Anthony Krug Chief Financial Officer Mack-Cali Realty Corporation (732) 590-1000	Ilene Jablonski Vice President of Marketing Mack-Cali Realty Corporation (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

Edison, New Jersey—July 24, 2014—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2014.

Recent highlights include:

-	Reported funds from operations for the quarter of $0.50 per diluted share;

-	Reported net income of $0.58 per diluted share;

-	Acquired Andover Place, a 220-unit multi-family property in Massachusetts for approximately $37.7 million;

-	Acquired, with Keystone Property Group, Curtis Center, an 885,000-square-foot commercial office/retail property in Philadelphia for $125 million; and

-	Sold nine office properties totaling approximately 1.7 million square feet for net sales proceeds of approximately $235 million.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) for the quarter ended June 30, 2014 amounted to $50.3 million, or $0.50 per share. For the six months ended June 30, 2014, FFO equaled $80.5 million, or $0.81 per share

Net income available to common shareholders for the second quarter 2014 equaled $51.1 million, or $0.58 per share. For the six months ended June 30, 2014, net income to common shareholders amounted to $35.8 million, or $0.40 per share.

Included in net income and FFO for the six months ended June 30, 2014 was $4.8 million or $0.05 per share related to the net effect of unusual electricity rate spikes and $11.0 million or $0.11 per share related to EVP severance costs.

All per share amounts presented above are on a diluted basis.

Mitchell E. Hersh, president and chief executive officer, commented, “We remain focused on providing a superior work environment for the 2,000 tenants that have chosen our premier office properties to house their businesses. We are disciplined in continually assessing the most efficient and effective ways to improve our portfolio, including, for example, renovating lobbies and upgrading HVAC systems, and enhancing curb appeal with improved landscaping.” Mr. Hersh added, “We are pleased with our continued progress in the multi-family sector. Consistent with our multi-family growth strategy, we are committed to completing the current multi-year development pipeline, as well as our value-added acquisitions.”

Total revenues for the second quarter 2014 were $160.3 million. For the six months ended June 30, 2014, total revenues amounted to $329.9 million.

The Company had 88,982,062 shares of common stock, and 11,164,018 common operating partnership units outstanding as of June 30, 2014. The Company had a total of 100,146,080 common shares/common units outstanding at June 30, 2014.

As of June 30, 2014, the Company had total indebtedness of approximately $2.2 billion, with a weighted average annual interest rate of 5.51 percent.

The Company had a debt-to-undepreciated assets ratio of 38.4 percent at June 30, 2014. The Company had an interest coverage ratio of 2.8 times for the quarter ended June 30, 2014.

ACQUISITIONS

In April 2014, the Company acquired Andover Place at 650 Bulfinch Drive in Andover, Massachusetts. The 220-unit, multi-family property was acquired for a purchase price of approximately $37.7 million. The luxury community consists of studio, one-, two-, and three-bedroom units, as well as three-bedroom duplexes. The property is 94 percent leased.

In June 2014, Mack-Cali and affiliates of Keystone Property Group jointly purchased Curtis Center, an iconic class A office and retail building overlooking Independence Hall and Washington Square Park in the heart of Center City, Philadelphia, for $125 million. The companies purchased the landmark 885,000- square-foot building in an all-cash transaction, with plans to reposition the property into a dynamic, mixed-use environment through the creation of luxury rental apartments within a portion of the existing office space, and an enhanced pedestrian experience along the surrounding streetscape.

SALES

In April 2014, the Company sold its office property located at 22 Sylvan Way, Parsippany, New Jersey for $96.6 million to Griffin Capital Corporation. In addition to the sales price, Griffin is assuming responsibility for approximately $7 million in future tenant improvement allowance and commission obligations.

In June 2014, the Company completed the sale of seven New Jersey office buildings, totaling 1.27 million square feet, (comprised of four buildings at 30 Knightsbridge Road in Piscataway; 470 and 530 Chestnut Ridge Road properties in Woodcliff Lake; and 412 Mt. Kemble Avenue in Morris Township), for approximately $117 million: $114.6 million in cash and subordinated equity interests in each of the properties sold with capital accounts aggregating $2.4 million. The purchasers of these properties are joint ventures formed between the Company and affiliates of the Keystone Property Group ("Keystone Entities"). The senior equity will receive 15 percent internal rate of return ("IRR") after which the subordinated equity will receive a ten percent IRR and then all distributable cash flow will be split equally between the Keystone Entities and the Company.

Also in June 2014, the Company sold its office property located at 400 Rella Boulevard in Montebello, New York, for approximately $28.3 million. The three-story, 195,375-square-foot office building is 75.8 percent leased.

LEASING INFORMATION

Mack-Cali’s consolidated commercial in-service portfolio was 83.7 percent leased at June 30, 2014, as compared to 83.6 percent leased at March 31, 2014.
For the quarter ended June 30, 2014, the Company executed 120 leases at its consolidated in-service portfolio totaling 876,273 square feet, consisting of 657,734 square feet of office space and 218,539 square feet of office/flex space. Of these totals, 353,595 square feet were for new leases and 522,678 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-
United Water Management & Services, Inc., a sustainable water and wastewater management solutions provider, signed a new lease for 116,360 square feet at Mack-Cali Centre VI, 461 From Road in Paramus. The 253,554 square-foot office building is 86.5 percent leased.

-
Savvis Communications Corporation, a global provider of cloud and managed solutions, renewed 71,474 square feet at Harborside Plaza 3 in Jersey City. The 725,600 square-foot office building is 78.4 percent leased.

-
Mannkind Corporation, involved in the discovery, development, and commercialization of therapeutic products, renewed 22,746 square feet at Mack-Cali Centre IV, 61 South Paramus Road in Paramus.  The 269,191 square-foot office building is 60.0 percent leased.

-
Jack Henry & Associates, Inc., a provider of computer systems and electronic payment solutions, signed a new lease for 20,278 square feet at Two Center Court in Totowa. The 30,600 square-foot office/flex building, in Mack-Cali Commercenter, is 100 percent leased.

-
ADT LLC dba ADT Security Services, a provider of electronic security and monitoring services, signed a new lease for 20,780 square feet at 20 Commerce Way in Totowa. The 42,540 square-foot office/flex building, also located in Mack-Cali Commercenter, is 95.5 percent leased.

-
FTI Consulting, Inc., a global business advisory services firm, renewed 18,462 square feet at 101 Eisenhower Parkway in Roseland.  The 237,000 square-foot office building, located in Eisenhower/280 Corporate Center, is 83.3 percent leased.

-
Auto maker Volkswagen Group of America, Inc. signed transactions totaling 18,021 square feet at 300 Tice Boulevard in Woodcliff Lake, consisting of a 12,430 square-foot renewal and a 5,591 square-foot expansion. The 230,000 square-foot office building is 99.4 percent leased.

-
Marcum LLP, an independent public accounting and advisory services firm, signed a new lease for 16,026 square feet at 105 Eisenhower Parkway in Roseland. The 220,000 square-foot office building, located in Eisenhower/280 Corporate Center, is 58.9 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-	Evening Out, Inc., a dinner theatre operator, signed a lease renewal for the entire 32,720 square-foot office/flex building at 75 Clearbrook Road, in Cross Westchester Executive Park in Elmsford.
-
The City of New York, Department of Citywide Administrative Services, signed a new lease for 20,285 square feet at 15 Skyline Drive in Hawthorne. The 55,000 square-foot office/flex building, located in Mid-Westchester Executive Park, is 55.5 percent leased.

-
Progressive Casualty Insurance Company, an insurance provider, signed transactions totaling 19,032 square feet at 1 Executive Boulevard in Yonkers, consisting of a 17,900 square-foot renewal and a 1,132 square-foot expansion. The 112,000 square-foot office building, located in South Westchester Executive Park, is 100 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the second quarter 2014 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/2nd.quarter.sp.14.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2014, as follows:

	Full Year
	2014 Range
Net income available to common shareholders	$0.35	-	$0.43
Add: Real estate-related depreciation and amortization		1.90
Deduct: Realized gains (losses) and unrealized losses on disposition of rental property, net		(0.55)
Funds from operations	$1.70	-	$1.78

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, July 24, 2014 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=5165795

The live conference call is also accessible by calling (719) 325-2491 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on July 24, 2014 through July 31, 2014.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 9216308.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2014 Form 10-Q:
http://www.mack-cali.com/file-uploads/2nd.quarter.10q.14.pdf

Second Quarter 2014 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/2nd.quarter.sp.14.pdf
In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 279 properties, consisting of 266 office and office/flex properties totaling approximately 31.5 million square feet and 13 multi-family rental properties containing approximately 3,900 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
REVENUES	2014	2013	2014	2013
Base rents	$133,210	$135,438	$267,261	$269,061
Escalations and recoveries from tenants	16,996	17,456	42,564	36,944
Construction services	-	6,746	-	14,972
Real estate services	7,009	6,642	13,701	13,085
Parking income	2,236	1,597	4,350	2,989
Other income	849	467	2,020	2,208
Total revenues	160,300	168,346	329,896	339,259

EXPENSES
Real estate taxes	23,375	19,834	47,726	41,483
Utilities	14,573	13,739	42,854	30,027
Operating services	27,840	25,327	57,062	50,635
Direct construction costs	-	6,511	-	14,336
Real estate services expenses	6,571	5,304	13,280	10,257
General and administrative	13,673	13,111	36,554	25,084
Depreciation and amortization	44,711	45,665	89,696	89,013
Total expenses	130,743	129,491	287,172	260,835
Operating income	29,557	38,855	42,724	78,424

OTHER (EXPENSE) INCOME
Interest expense	(28,159)	(31,270)	(58,105)	(61,139)
Interest and other investment income	922	1,094	1,308	1,100
Equity in earnings (loss) of unconsolidated joint ventures	443	(80)	(792)	(1,830)
Realized gains (losses) and unrealized losses on disposition
of rental property, net	54,584	-	54,584	-
Total other (expense) income	27,790	(30,256)	(3,005)	(61,869)
Income from continuing operations	57,347	8,599	39,719	16,555
Discontinued operations:
Income from discontinued operations	-	4,530	-	9,663
Loss from early extinguishment of debt	-	(703)	-	(703)
Realized gains (losses) and unrealized losses on disposition of
rental property, net	-	13,758	-	13,758
Total discontinued operations	-	17,585	-	22,718
Net income	57,347	26,184	39,719	39,273
Noncontrolling interest in consolidated joint ventures	290	62	612	124
Noncontrolling interest in Operating Partnership	(6,514)	(1,048)	(4,506)	(2,021)
Noncontrolling interest in discontinued operations	-	(2,127)	-	(2,749)
Net income available to common shareholders	$51,123	$23,071	$35,825	$34,627

Basic earnings per common share:
Income from continuing operations	$0.58	$0.09	$0.40	$0.16
Discontinued operations	-	0.17	-	0.23
Net income available to common shareholders	$0.58	$0.26	$0.40	$0.39

Diluted earnings per common share:
Income from continuing operations	$0.58	$0.09	$0.40	$0.16
Discontinued operations	-	0.17	-	0.23
Net income available to common shareholders	$0.58	$0.26	$0.40	$0.39

Basic weighted average shares outstanding	88,691	87,708	88,491	87,688

Diluted weighted average shares outstanding	100,023	99,895	99,964	99,892

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income available to common shareholders	$51,123	$23,071	$35,825	$34,627
Add (deduct): Noncontrolling interest in Operating Partnership	6,514	1,048	4,506	2,021
Noncontrolling interest in discontinued operations	-	2,127	-	2,749
Real estate-related depreciation and amortization on
continuing operations (a)	47,291	49,702	94,739	96,134
Real estate-related depreciation and amortization
on discontinued operations	-	2,989	-	6,442
Impairments	-	23,851	-	23,851
Deduct: Realized (gains) losses and
unrealized losses on disposition of rental property, net	(54,584)	(37,609)	(54,584)	(37,609)
Funds from operations available to common shareholders (b)	$50,344	$65,179	$80,486	$128,215

Diluted weighted average shares/units outstanding (c)	100,023	99,895	99,964	99,892

Funds from operations per share/unit-diluted	$0.50	$0.65	$0.81	$1.28

Dividends declared per common share	$0.15	$0.30	$0.45	$0.75

Dividend payout ratio:
Funds from operations-diluted	29.80%	45.98%	55.89%	58.43%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,784	$3,122	$5,253	$8,038
Tenant improvements and leasing commissions (d)	$17,548	$11,258	$24,335	$25,440
Straight-line rent adjustments (e)	$1,110	$3,106	$4,189	$9,653
Amortization of (above)/below market lease intangibles, net (f)	$314	$769	$582	$1,335
Acquisition transaction costs (g)	$1,943	$158	$1,943	$214
Net effect of unusual electricity rate spikes (h)	-	-	$4,845	-
EVP severance costs (g)	-	-	$11,044	-

(a)
Includes the Company’s share from unconsolidated joint ventures of $2,658 and $4,117 for the three months ended June 30, 2014 and 2013, respectively, and $5,215 and $7,272 for the six months ended June 30, 2014 and 2013, respectively. Excludes non-real estate-related depreciation and amortization of $78 and $81 for the three months ended June 30, 2014 and 2013, respectively, and $172 and $151 for the six months ended June 30, 2014 and 2013 respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,302 and 12,072 shares for the three months ended June 30, 2014 and 2013, respectively, and 11,444 and 12,085 for the six months ended June 30, 2014 and 2013, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(e)
Includes the Company’s share from unconsolidated joint ventures of $52 and $17 for the three months ended June 30, 2014 and 2013, respectively, and $0 and $2 for the six months ended June 30, 2014 and 2013, respectively.

(f)
Includes the Company’s share from unconsolidated joint ventures of $124 and $227 for the three months ended  June 30, 2014 and 2013, respectively, and $248 and $394 for the six months ended June 30, 2014 and 2013, respectively.

(g)	Included in general and administrative expense.
(h)	Approximately $10 million in utilities expense, net of approximately $5 million in escalations and recoveries from tenants related to such costs.

Mack-Cali Realty Corporation
Statements of Funds from Operations per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income available to common shareholders	$0.58	$0.26	$0.40	$0.39
Add: Real estate-related depreciation and amortization on
continuing operations (a)	0.47	0.50	0.95	0.96
Real estate-related depreciation and amortization
on discontinued operations	-	0.03	-	0.06
Impairments	-	0.24	-	0.24
Deduct: Realized (gains) losses
and unrealized losses on disposition of rental property, net	(0.55)	(0.38)	(0.55)	(0.38)
Noncontrolling interest/rounding adjustment	-	-	0.01	0.01
Funds from operations (b)	$0.50	$0.65	$0.81	$1.28

Add: Net effect of unusual electricity rate spikes (1st quarter 2014)	-	-	$0.05	-
EVP severance costs (1st quarter 2014)	-	-	0.11	-
Noncontrolling interest/rounding adjustment	-	-	(0.01)	-
FFO excluding certain items	$0.50	$0.65	$0.96	$1.28

Diluted weighted average shares/units outstanding (c)	100,023	99,895	99,964	99,892

(a)
Includes the Company’s share from unconsolidated joint ventures of $0.03 and $0.04 for the three months ended June 30, 2014 and 2013, respectively, and $0.05 and $0.07 for the six months ended June 30, 2014 and 2013, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,302 and 12,072 shares for the three months ended June 30, 2014 and 2013, respectively, and 11,444 and 12,085 for the six months ended June 30, 2014 and 2013, respectively), plus dilutive Common Stock Equivalents (i.e. stock options). See reconciliation of basic to diluted shares/units on page 30.

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

	June 30,	December 31,
Assets	2014	2013
Rental property
Land and leasehold interests	$725,542	$750,658
Buildings and improvements	3,807,642	3,915,800
Tenant improvements	423,988	456,003
Furniture, fixtures and equipment	9,461	7,472
	4,966,633	5,129,933
Less – accumulated depreciation and amortization	(1,389,202)	(1,400,988)
Net investment in rental property	3,577,431	3,728,945
Cash and cash equivalents	80,943	221,706
Investments in unconsolidated joint ventures	265,866	181,129
Unbilled rents receivable, net	126,111	136,304
Deferred charges, goodwill and other assets	266,760	218,519
Restricted cash	26,405	19,794
Accounts receivable, net of allowance for doubtful accounts
of $2,163 and $2,832	11,256	8,931

Total assets	$4,354,772	$4,515,328

Liabilities and Equity
Senior unsecured notes	$1,417,141	$1,616,575
Revolving credit facility	56,000	-
Mortgages, loans payable and other obligations	735,127	746,191
Dividends and distributions payable	15,173	29,938
Accounts payable, accrued expenses and other liabilities	140,546	121,286
Rents received in advance and security deposits	48,932	53,730
Accrued interest payable	25,973	29,153
Total liabilities	2,438,892	2,596,873
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
88,982,062 and 88,247,591 shares outstanding	890	882
Additional paid-in capital	2,554,841	2,539,326
Dividends in excess of net earnings	(902,036)	(897,849)
Total Mack-Cali Realty Corporation stockholders’ equity	1,653,695	1,642,359

Noncontrolling interests in subsidiaries:
Operating Partnership	207,479	220,813
Consolidated joint ventures	54,706	55,283
Total noncontrolling interests in subsidiaries	262,185	276,096

Total equity	1,915,880	1,918,455

Total liabilities and equity	$4,354,772	$4,515,328